EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
August 23, 2022	fcooper@tollbrothers.com

Toll Brothers Reports FY 2022 3rd Quarter Results

FORT WASHINGTON, PA, August 23, 2022 -- Toll Brothers, Inc. (NYSE:TOL) (TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its third quarter ended July 31, 2022.

FY 2022’s Third Quarter Financial Highlights (Compared to FY 2021's Third Quarter):
•Net income and earnings per share were $273.5 million and $2.35 per share diluted, compared to net income of $234.9 million and $1.87 per share diluted in FY 2021’s third quarter.
•Pre-tax income was $366.0 million, compared to $303.4 million in FY 2021’s third quarter.
•Home sales revenues were $2.3 billion, up 1% compared to FY 2021’s third quarter; delivered homes were 2,414, down 7%.
•Net signed contract value was $1.7 billion, down 44% compared to FY 2021’s third quarter; contracted homes were 1,266, down 60%.
•Backlog value was $11.2 billion at third quarter end, up 19% compared to FY 2021’s third quarter; homes in backlog were 10,725, up 1%.
•Home sales gross margin was 26.0%, compared to FY 2021’s third quarter home sales gross margin of 22.7%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 27.9%, compared to FY 2021’s third quarter adjusted home sales gross margin of 25.6%.
•SG&A, as a percentage of home sales revenues, was 10.3%, compared to 10.5% in FY 2021’s third quarter.
•Income from operations was $361.7 million.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $13.2 million.
•The Company repurchased approximately 2.0 million shares at an average price of $44.93 per share for a total purchase price of approximately $91.6 million.

Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “Our third quarter earnings per share of $2.35 grew by 26% from one year ago driven by a 230-basis point improvement in adjusted gross margin to 27.9%. While we achieved record third quarter revenue and earnings, and exceeded our gross margin forecast, deliveries were below our guidance due to unforeseen delays with municipal inspectors, continued labor shortages and supply chain disruptions, as well as a softer demand environment.
“Due to these challenges, we have lowered our full year deliveries guidance. We now expect to deliver between 10,000 and 10,300 homes in FY 2022 at an average price of approximately $920,000. Based on the strong pricing embedded in our $11.2 billion backlog, we expect continued gross margin expansion in our fourth quarter to 29.2%. We also reaffirm our full year adjusted gross margin guidance of 27.5% for FY 2022.

“As our third quarter progressed, we saw a significant decline in demand as the combined impact of sharply rising mortgage rates, higher home prices, stock market volatility and macroeconomic uncertainty caused many prospective buyers to step to the sidelines. However, in more recent weeks, we have seen signs of increased demand as sentiment is improving and buyers are returning to the market. Average weekly deposits in the first three weeks of August were up 25% compared to July.

“We continue to believe the long-term fundamentals underpinning the housing market remain firmly in place. These include favorable demographics, with more millennials entering their prime homebuying years and baby boomers experiencing new lifestyles, the structural shortage of homes in America resulting from over a decade of undersupply, migration trends, and the greater appreciation for home that Americans have embraced in recent years.”

Fourth Quarter and FY 2022 Financial Guidance:
	Fourth Quarter	Full Fiscal Year 2022
Deliveries	3,250 - 3,550 units	10,000 - 10,300 units
Average Delivered Price per Home	$935,000 - $955,000	$915,000 - $925,000
Adjusted Home Sales Gross Margin	29.2%	27.5%
SG&A, as a Percentage of Home Sales Revenues	8.7%	10.5%
Period-End Community Count	350	350
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$0	$60 million
Tax Rate	24.8%	25.0%

Financial Highlights for the three months ended July 31, 2022 and 2021 (unaudited):
	2022	2021
Net Income	$273.5 million, or $2.35 per share diluted	$234.9 million, or $1.87 per share diluted
Pre-Tax Income	$366.0 million	$303.4 million
Pre-Tax Inventory Impairments	$6.2 million	$13.2 million
Home Sales Revenues	$2.26 billion and 2,414 units	$2.23 billion and 2,597 units
Net Signed Contracts	$1.66 billion and 1,266 units	$2.98 billion and 3,154 units
Net Signed Contracts per Community	3.9 units	10.2 units
Quarter-End Backlog	$11.19 billion and 10,725 units	$9.44 billion and 10,661 units
Average Price per Home in Backlog	$1,042,900	$885,200
Home Sales Gross Margin	26.0%	22.7%
Adjusted Home Sales Gross Margin	27.9%	25.6%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.7%	2.2%
SG&A, as a percentage of Home Sales Revenues	10.3%	10.5%
Income from Operations	$361.7 million, or 14.5% of total revenues	$276.7 million, or 12.3% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$13.2 million	$29.1 million
Quarterly Cancellations as a Percentage of Signed Contracts in Quarter	13.0%	3.1%
Quarterly Cancellations as a Percentage of Beginning-Quarter Backlog	1.6%	1.0%

Financial Highlights for nine months ended July 31, 2022 and 2021 (unaudited)
	2022	2021
Net Income	$646.0 million, or $5.41 per share diluted	$459.3 million, or $3.63 per share diluted
Pre-Tax Income	$862.6 million	$600.6 million
Pre-Tax Inventory Impairments	$10.7 million	$16.0 million
Home Sales Revenues	$6.13 billion and 6,750 units	$5.48 billion and 6,645 units
Net Signed Contracts	$7.75 billion and 7,069 units	$8.54 billion and 9,515 units
Home Sales Gross Margin	24.6%	21.9%
Adjusted Home Sales Gross Margin	26.6%	24.5%
SG&A, as a percentage of Home Sales Revenues	11.5%	12.1%
Income from Operations	$818.4 million, or 12.5% of total revenues	$580.2 million, or 10.1% of total revenues
Other Income, Income from Unconsolidated Entities, and Land Sales Gross Profit	$55.2 million	$100.7 million
Additional Information:
•The Company ended its FY 2022 third quarter with approximately $316.5 million in cash and cash equivalents, compared to $1.6 billion at FYE 2021 and $535.0 million at FY 2022’s second quarter end. At FY 2022 third quarter end, the Company also had $1.8 billion available under its $1.9 billion bank revolving credit facility, substantially all of which is scheduled to mature in November 2026.
•On July 22, 2022, the Company paid its quarterly dividend of $0.20 per share to shareholders of record at the close of business on July 8, 2022.
•Stockholders' Equity at FY 2022 third quarter end was $5.5 billion, compared to $5.3 billion at FYE 2021.
•FY 2022's third quarter-end book value per share was $48.74 per share, compared to $44.08 at FYE 2021.
•The Company ended its FY 2022 third quarter with a debt-to-capital ratio of 37.5%, compared to 38.1% at FY 2022’s second quarter end and 40.2% at FYE 2021. The Company ended FY 2022’s third quarter with a net debt-to-capital ratio(1) of 34.3%, compared to 33.1% at FY 2022’s second quarter end, and 25.1% at FYE 2021.
•The Company ended FY 2022’s third quarter with approximately 82,100 lots owned and optioned, compared to 85,800 one quarter earlier, and 79,500 one year earlier. Approximately 49% or 39,900, of these lots were owned, of which approximately 18,700 lots, including those in backlog, were substantially improved.
•In the third quarter of FY 2022, the Company spent approximately $243.5 million on land to purchase approximately 1,932 lots.
•The Company ended FY 2022’s third quarter with 332 selling communities, compared to 328 at FY 2022’s second quarter end and 314 at FY 2021’s third quarter end.
•The Company repurchased approximately 2.0 million shares of its common stock during the quarter at an average price of $44.93 per share for an aggregate purchase price of approximately $91.6 million.
(1)    See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.TollBrothers.com, a conference call hosted by Chairman & CEO Douglas C. Yearley, Jr. at 8:30 a.m. (ET) Wednesday, August 24, 2022, to discuss these results and its outlook for the remainder of FY 2022. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select “Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.

The call can be heard live with an online replay which will follow.
ABOUT TOLL BROTHERS
Toll Brothers, Inc., A FORTUNE 500 Company, is the nation's leading builder of luxury homes. The Company was founded 55 years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in over 60 markets in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, golf course development, smart home technology, and landscape subsidiaries. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations.
Toll Brothers was named the World’s Most Admired Homebuilder in FORTUNE magazine’s 2022 survey of the World’s Most Admired Companies®, the seventh year it has been so honored. Toll Brothers has also been named Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year from Professional Builder magazine. For more information visit TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.TollBrothers.com).
©2022 Fortune Media IP Limited. All rights reserved. Used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of, Toll Brothers

FORWARD-LOOKING STATEMENTS
Information presented herein for the third quarter ended July 31, 2022 is subject to finalization of the Company's regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: the impact of Covid-19 on the U.S. economy and on our business; expectations regarding inflation and interest rates; the markets in which we operate or may operate; our strategic priorities; our land acquisition, land development and capital allocation priorities; market conditions; demand for our homes; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the ongoing effects of the Covid-19 pandemic, which remain highly uncertain, cannot be predicted and will depend upon future developments, including the duration of the pandemic, the impact of mitigation strategies taken by applicable government authorities, the continued availability and effectiveness of vaccines, adequate testing and therapeutic treatments and the prevalence of widespread immunity to Covid-19;
•the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such land;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•the price and availability of lumber, other raw materials, home components and labor;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters;
•the risk of loss from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;
•federal and state tax policies;

•transportation costs;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;
•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2021 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	July 31, 2022	October 31, 2021
	(Unaudited)
ASSETS
Cash and cash equivalents	$316,471	$1,638,494
Inventory	9,408,525	7,915,884
Property, construction and office equipment, net	288,110	310,455
Receivables, prepaid expenses and other assets	645,109	738,078
Mortgage loans held for sale	121,218	247,211
Customer deposits held in escrow	168,293	88,627
Investments in unconsolidated entities	767,566	599,101
Income taxes receivable	27,961	—
	$11,743,253	$11,537,850

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,200,178	$1,011,534
Senior notes	1,995,029	2,403,989
Mortgage company loan facility	113,705	147,512
Customer deposits	812,470	636,379
Accounts payable	625,662	562,466
Accrued expenses	1,228,398	1,220,235
Income taxes payable	228,764	215,280
Total liabilities	6,204,206	6,197,395

Equity:
Stockholders’ Equity
Common stock	1,279	1,279
Additional paid-in capital	715,831	714,453
Retained earnings	5,548,496	4,969,839
Treasury stock, at cost	(759,072)	(391,656)
Accumulated other comprehensive income	16,739	1,109
Total stockholders' equity	5,523,273	5,295,024
Noncontrolling interest	15,774	45,431
Total equity	5,539,047	5,340,455
	$11,743,253	$11,537,850

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended July 31,				Nine Months Ended July 31,
	2022		2021		2022		2021
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$2,256,337		$2,234,365		$6,130,218		$5,481,329
Land sales and other	238,465		21,116		433,206		267,652
	2,494,802		2,255,481		6,563,424		5,748,981

Cost of revenues:
Home sales	1,670,703	74.0%	1,726,124	77.3%	4,619,495	75.4%	4,282,410	78.1%
Land sales and other	229,561	96.3%	18,709	88.6%	422,159	97.4%	222,534	83.1%
	1,900,264		1,744,833		5,041,654		4,504,944

Gross margin - home sales	585,634	26.0%	508,241	22.7%	1,510,723	24.6%	1,198,919	21.9%
Gross margin - land sales and other	8,904	3.7%	2,407	11.4%	11,047	2.6%	45,118	16.9%

Selling, general and administrative expenses	232,865	10.3%	233,915	10.5%	703,372	11.5%	663,824	12.1%
Income from operations	361,673		276,733		818,398		580,213

Other:
Income from unconsolidated entities	2,984		16,636		27,954		28,313
Other income - net	1,294		10,026		16,230		27,311
Expenses related to early retirement of debt	—		—		—		(35,211)
Income before income taxes	365,951		303,395		862,582		600,626
Income tax provision	92,484		68,463		216,618		141,329
Net income	$273,467		$234,932		$645,964		$459,297
Per share:
Basic earnings	$2.37		$1.90		$5.47		$3.68
Diluted earnings	$2.35		$1.87		$5.41		$3.63
Cash dividend declared	$0.20		$0.17		$0.57		$0.45
Weighted-average number of shares:
Basic	115,334		123,826		118,056		124,727
Diluted	116,326		125,610		119,369		126,390

Effective tax rate	25.3%		22.6%		25.1%		23.5%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2022	2021	2022	2021
Inventory impairment charges recognized:
Cost of home sales - land owned/controlled for future communities	$6,248	$13,150	$10,673	$14,897
Cost of home sales - operating communities	—	—	—	1,100
	$6,248	$13,150	$10,673	$15,997

Depreciation and amortization	$19,731	$20,757	$53,267	$53,938
Interest incurred	$33,826	$37,398	$97,086	$117,112
Interest expense:
Charged to home sales cost of sales	$37,308	$49,995	$110,567	$127,412
Charged to land sales and other cost of sales	1,221	1,065	4,848	3,482
	$38,529	$51,060	$115,415	$130,894

Home sites controlled:			July 31, 2022	July 31, 2021
Owned			39,899	37,493
Optioned			42,207	42,024
			82,106	79,517

Inventory at July 31, 2022 and October 31, 2021 consisted of the following (amounts in thousands):

	July 31, 2022	October 31, 2021
Land and land development costs	$2,339,042	$2,229,550
Construction in progress	6,250,124	4,973,609
Sample homes	273,728	265,402
Land deposits and costs of future development	545,631	447,323
	$9,408,525	$7,915,884

Toll Brothers operates in two segments: Traditional Home Building and Urban Infill ("City Living"). Within Traditional Home Building, the Company operates in the following five geographic segments, with current operations generally located in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, New Jersey, New York and Pennsylvania
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

	Three Months Ended July 31,
	Units		$ (Millions)		Average Price Per Unit $
	2022	2021	2022	2021	2022	2021
REVENUES
North	554	552	$478.6	$402.9	$864,000	$729,900
Mid-Atlantic	267	361	254.0	276.9	$951,200	$766,900
South	469	435	352.7	291.7	$752,000	$670,600
Mountain	802	755	660.5	553.2	$823,600	$732,700
Pacific	321	386	506.6	524.0	$1,578,200	$1,357,500
Traditional Home Building	2,413	2,489	2,252.4	2,048.7	$933,400	$823,100
City Living	1	108	2.8	184.1	$2,856,200	$1,704,600
Corporate and other			1.1	1.6
Total home sales	2,414	2,597	2,256.3	2,234.4	$934,700	$860,400
Land sales and other			238.5	21.1
Total consolidated			$2,494.8	$2,255.5

CONTRACTS
North	235	539	$251.1	$450.5	$1,068,700	$835,700
Mid-Atlantic	186	361	224.7	314.7	$1,208,000	$871,900
South	313	736	340.5	585.6	$1,088,000	$795,600
Mountain	263	956	343.8	846.5	$1,307,100	$885,500
Pacific	221	517	447.1	713.4	$2,023,100	$1,380,000
Traditional Home Building	1,218	3,109	1,607.2	2,910.7	$1,319,600	$936,200
City Living	48	45	57.0	69.0	$1,187,300	$1,533,300
Total consolidated	1,266	3,154	$1,664.2	$2,979.7	$1,314,600	$944,700

BACKLOG
North	1,468	1,880	$1,407.3	$1,525.5	$958,600	$811,400
Mid-Atlantic	1,039	1,218	1,110.8	1,077.7	$1,069,100	$884,800
South	2,978	2,408	2,636.2	1,786.2	$885,200	$741,800
Mountain	3,443	3,539	3,292.0	2,826.8	$956,100	$798,800
Pacific	1,749	1,563	2,682.2	2,138.9	$1,533,600	$1,368,500
Traditional Home Building	10,677	10,608	11,128.5	9,355.1	$1,042,300	$881,900
City Living	48	53	56.8	82.4	$1,184,200	$1,554,100
Total consolidated	10,725	10,661	$11,185.3	$9,437.5	$1,042,900	$885,200

	Nine Months Ended July 31,
	Units		$ (Millions)		Average Price Per Unit $
	2022	2021	2022	2021	2022	2021
REVENUES
North	1,437	1,565	$1,174.9	$1,106.2	$817,600	$706,800
Mid-Atlantic	819	892	765.1	659.1	$934,200	$738,900
South	1,263	1,184	922.6	788.8	$730,500	$666,200
Mountain	2,219	1,885	1,776.4	1,363.0	$800,500	$723,100
Pacific	982	959	1,433.0	1,313.7	$1,459,300	$1,369,900
Traditional Home Building	6,720	6,485	6,072.0	5,230.8	$903,600	$806,600
City Living	30	160	60.6	249.9	$2,020,000	$1,561,900
Corporate and other			(2.4)	0.6
Total home sales	6,750	6,645	6,130.2	5,481.3	$908,200	$824,900
Land sales and other			433.2	267.7
Total consolidated			$6,563.4	$5,749.0

CONTRACTS
North	1,181	1,539	$1,115.7	$1,261.6	$944,700	$819,800
Mid-Atlantic	806	1,120	871.9	966.1	$1,081,800	$862,600
South	1,666	2,104	1,525.7	1,536.2	$915,800	$730,100
Mountain	2,064	3,150	2,045.1	2,518.3	$990,800	$799,500
Pacific	1,287	1,478	2,100.0	2,065.1	$1,631,700	$1,397,200
Traditional Home Building	7,004	9,391	7,658.4	8,347.3	$1,093,400	$888,900
City Living	65	124	89.1	193.3	$1,370,800	$1,558,900
Total consolidated	7,069	9,515	$7,747.5	$8,540.6	$1,096,000	$897,600

Unconsolidated entities:
Information related to revenues and contracts of entities in which we have an interest for the three-month and nine-month periods ended July 31, 2022 and 2021, and for backlog at July 31, 2022 and 2021 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2022	2021	2022	2021	2022	2021
Three months ended July 31,
Revenues	3	10	$10.2	$27.6	$3,406,100	$2,755,000
Contracts	2	6	$5.3	$18.0	$2,655,600	$2,997,800

Nine months ended July 31,
Revenues	14	26	$45.3	$71.2	$3,234,600	$2,738,300
Contracts	15	25	$47.4	$71.8	$3,159,800	$2,871,900

Backlog at July 31,	2	3	$5.3	$10.6	$2,655,600	$3,528,800

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted home sales gross margin and the Company’s net debt-to-capital ratio.
These two measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s home sales gross margin as a percentage of home sales revenues (calculated in accordance with GAAP) to the Company’s adjusted home sales gross margin (a non-GAAP financial measure). Adjusted home sales gross margin is calculated as (i) home sales gross margin plus interest recognized in home sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) home sales revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended July 31,		Nine Months Ended July 31,
		2022	2021	2022	2021
	Revenues - home sales	$2,256,337	$2,234,365	$6,130,218	$5,481,329
	Cost of revenues - home sales	1,670,703	1,726,124	4,619,495	4,282,410
	Home sales gross margin	585,634	508,241	1,510,723	1,198,919
Add:	Interest recognized in cost of revenues - home sales	37,308	49,995	110,567	127,412
	Inventory write-downs	6,248	13,150	10,673	15,997
	Adjusted home sales gross margin	$629,190	$571,386	$1,631,963	$1,342,328

	Home sales gross margin as a percentage of home sale revenues	26.0%	22.7%	24.6%	21.9%

	Adjusted home sales gross margin as a percentage of home sale revenues	27.9%	25.6%	26.6%	24.5%

The Company’s management believes adjusted home sales gross margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of adjusted home sales gross margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Home Sales Gross Margin
The Company has not provided projected fourth quarter and full FY 2022 home sales gross margin or a GAAP reconciliation for forward-looking adjusted home sales gross margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the fourth quarter and full FY 2022. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our fourth quarter and full FY 2022 home sales gross margin.

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		July 31, 2022	April 30, 2022	October 31, 2021
	Loans payable	$1,200,178	$1,196,415	$1,011,534
	Senior notes	1,995,029	1,994,786	2,403,989
	Mortgage company loan facility	113,705	113,688	147,512
	Total debt	3,308,912	3,304,889	3,563,035
	Total stockholders' equity	5,523,273	5,363,892	5,295,024
	Total capital	$8,832,185	$8,668,781	$8,858,059
	Ratio of debt-to-capital	37.5%	38.1%	40.2%

	Total debt	$3,308,912	$3,304,889	$3,563,035
Less:	Mortgage company loan facility	(113,705)	(113,688)	(147,512)
	Cash and cash equivalents	(316,471)	(535,038)	(1,638,494)
	Total net debt	2,878,736	2,656,163	1,777,029
	Total stockholders' equity	5,523,273	5,363,892	5,295,024
	Total net capital	$8,402,009	$8,020,055	$7,072,053
	Net debt-to-capital ratio	34.3%	33.1%	25.1%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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